UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2023

Tidewater Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, effective July 31, 2017, Tidewater Inc. (the “Company”) issued 2,432,432 Series A Warrants with a strike price of $57.06 (NYSE: TDW.WS.A) and 2,629,657 Series B Warrants with a strike price of $62.28 (NYSE: TDW.WS.B). These warrants have a six-year life and are due to expire on Monday, July 31, 2023 at 5:00 p.m. Eastern Time. To provide for timely settlement, the NYSE has informed the Company that it will suspend trading in both securities after the close of market on Wednesday, July 26, 2023.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this press release contain certain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact, and are subject to risks and uncertainties, many of which are beyond the control of the Company. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

Date:	July 17, 2023	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Corporate Secretary